POWER OF ATTORNEY
I hereby constitute and appoint each of
 Brian Gavin and Peter Koffler,
signing singly, my true and lawful attorney-in-fact:
(1) to execute for and on my behalf, in my capacity
as a trustee, officer
or other reporting person of Blackstone Alternative
Alpha Fund or
Blackstone Alternative Alpha Master Fund, each a
Massachusetts
business trust, (each, a "Fund"), Forms 3, 4 and
 5 in accordance
with Section 16(a) of the Securities Exchange
 Act of 1934, as
amended, and the rules thereunder, and Section
 30(h) of the
Investment Company Act of 1940, as amended;
(2) to do and perform any and all acts for and on
 my behalf that may
be necessary or desirable to complete and
 execute any such Form
3,4 or 5 to and timely file such Form with the United
 States
Securities and Exchange Commission (the "SEC");
(3) do and perform any and all acts for and on behalf
 of the
undersigned that may be necessary or desirable to file
 for Access
Codes to the SEC EDGAR System, including but not limited
 to the
completion, execution and timely delivery of a statement
 of
authentication to the Commission in order to obtain such
 EDGAR
Access Codes; and
(4) to take any other action of any type whatsoever in
 connection with
the foregoing which, in the opinion of such
 attorney-in-fact, may
be to my benefit, in my best interest, or that I
 am legally required
to do, it being understood that the documents
executed by such
attorney-in-fact on my behalf pursuant to this Power
 of Attorney
shall be in such form and shall contain such terms
 and conditions
as such attorney-in-fact may approve in such
 attorney-in-fact's
discretion.
I hereby grant to each such attorney-in-fact full
 power and authority to do and
perform any and every act and thing whatsoever
requisite, necessary, or proper to
be done in the exercise of any of the rights and
powers herein granted, as fully to
all intents and purposes as I might or could do
if personally present, with full
power of substitution, resubstitution or revocation,
 hereby ratifying and
confirming all that such attorney-in-fact, or such
 attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done
 by virtue ofthis power of
attorney and the rights and powers herein granted.
 I acknowledge that the
attorneys-in-fact, in serving in such capacity at
my request, are not assuming, nor
is any Fund assuming, any of my responsibilities
to comply with Section 16 of the
Securities Exchange Act of 1934, as amended, and
the rules thereunder, and
Section 30(h) of the Investment Company Act of
1940, as amended.
This Power of Attorney shall remain in full force
 and effect until I am no longer
required to file Forms 3, 4 and 5 with respect to
 my holdings of and transactions
in Fund securities, unless I earlier revoke it
 in a signed writing delivered to the
attorneys-in-fact.
IN WITNESS WHEREOF, I have caused this Power of
Attorney to be
executed as of this 25th day of January, 2012.
Signature
/s/ Paul Lawler
Signature
Paul Lawler
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